Exhibit 99.1

NXSTAGE REPORTS REVENUE FOR THE FIRST QUARTER OF FISCAL 2012; ADVANCES GROWTH STRATEGY

Highlights:

•	Total Revenue Increases 13% to $57.0 million
•	Home Revenue Increases 13% to $29.6 million
•	Company Converts Outstanding Debt to Equity with Strategic Partner, Asahi Kasei Medical Co., Ltd. and Announces System One Collaboration in Japan

LAWRENCE, Mass., May 8, 2012, —NxStage® Medical, Inc. (Nasdaq: NXTM), a leading manufacturer of innovative dialysis products, today reported financial results for the first quarter ended March 31, 2012, with total revenue at the top end of its guidance range.

Revenue for the first quarter of 2012 increased 13 percent to $57.0 million, compared with revenue of $50.6 million for the first quarter of 2011. The higher revenues were driven by increased adoption of the NxStage System One™.

Home revenue for the first quarter of 2012 increased 13 percent to a record $29.6 million compared with revenues of $26.0 million for the first quarter of 2011.

Critical Care revenue increased 32 percent to $9.8 million for the first quarter of 2012 compared with revenues of $7.4 million for the first quarter of 2011. Revenue in the In-Center market increased to $17.6 million for the first quarter of 2012 compared with revenues of $17.1 million for the first quarter of 2011.

“NxStage delivered another solid quarter in Q1, reflecting strong, healthy underlying trends across our business,” stated Jeffrey H. Burbank, Chief Executive Officer of NxStage Medical, Inc. “More importantly, we’re advancing key strategic initiatives designed to strengthen and expand NxStage’s growth and add long-term shareholder value. We remain confident and are reaffirming our guidance for 2012.”

NxStage reported a net loss of $5.1 million or $(0.09) per share for the first quarter of 2012 compared with a net loss of $6.0 million or $(0.11) per share for the first quarter of 2011.

For the first quarter of 2012, the Company reported Adjusted EBITDA, adjusted for stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses, of $1.8 million compared with $1.1 million for the first quarter of 2011. (See the exhibits for a reconciliation of this non-GAAP measure.)

Separately, the Company announced that Asahi Kasei Medical Co., Ltd. converted all of its $45.2 million outstanding debt and accrued interest with NxStage, into newly issued common stock shares of NxStage at a price of $18.41 per share on May 4, 2012. The Companies are also collaborating to develop the Japanese market opportunity for the NxStage System One.

“This transaction speaks to the continued level of confidence that Asahi has in NxStage, and puts NxStage in its strongest financial position in its history. The NxStage brand has never been stronger, and with this we believe we are well positioned to go after compelling opportunities ahead,” stated Burbank.

Guidance:

For the second quarter of 2012, the Company is forecasting revenues to be between $57 million and $58 million, a net loss in the range of $5.0 million to $6.0 million, including $1.0 million for the write-off of the unamortized debt discount related to the Asahi debt conversion, or $(0.09) to $(0.10) per share, and Adjusted EBITDA in the range of $1.0 million to $2.0 million.

This release contains a non-GAAP financial measure. A reconciliation of the Company’s non-GAAP financial measure to its most comparable GAAP financial measure is in the exhibits to this press release.

Conference Call:

NxStage will also host a conference call today, Tuesday, May 8, 2012 at 9:00 a.m. Eastern Time to discuss its first quarter financial results. To listen to the conference call, please dial 877-392-9886 (domestic) or 707-287-9329 (international). The call will also be webcast LIVE and can be accessed via the investor relations section of the Company’s website at www.nxstage.com.

A replay of the conference call will be available 2 hours after the completion of the call through May 22, 2012. To access the replay dial 855-859-2056 (domestic) or 404-537-3406 (international) and reference conference ID 71590875. An online archive of the conference call can be accessed via the investor relations section of the Company’s website at www.nxstage.com.

About NxStage

NxStage Medical, Inc. (Nasdaq: NXTM) is a medical device company, headquartered in Lawrence, Massachusetts, USA, that develops, manufactures and markets innovative products for the treatment of ESRD and acute kidney failure. For more information on NxStage and its products, please visit the company’s website at www.nxstage.com.

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. Examples of these forward-looking statements include statements as to the anticipated demand for the Company’s products, anticipated operating results, including revenues, loss, gross margin and Adjusted EBITDA numbers, and other expectations as to future operating results. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond NxStage’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance or achievements, including market acceptance and demand for NxStage’s products, growth in home and/or daily hemodialysis, unanticipated difficulties in achieving operational efficiencies and cost reductions, changes in reimbursement for home and daily hemodialysis, changes in the regulatory environment, changes in the historical purchasing patterns and preferences of our customers, including DaVita Inc. and Fresenius Medical Care, and certain other factors that may affect future operating results and which are detailed in NxStage’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the period ended December 31, 2011.

In addition, the statements in this press release represent NxStage’s expectations and beliefs as of the date of this press release. NxStage anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while NxStage may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, whether as a result of new information, future events, or otherwise. These forward-looking statements should not be relied upon as representing NxStage’s expectations or beliefs as of any date subsequent to the date of this press release.

Contact:

Kristen K. Sheppard, Esq.

VP, Investor Relations

ksheppard@nxstage.com

Non-GAAP Financial Measure

The Company discloses a certain non-GAAP financial measure to supplement the Company’s consolidated financial statements presented on a GAAP basis. This non-GAAP measure is not in accordance with, or an alternative for, generally accepted accounting principles in the United States and may be different from similar non-GAAP financial measures used by other companies. The non-GAAP financial measure disclosed by the Company is not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Management uses Adjusted EBITDA (EBITDA adjusted for stock based-compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses) to understand operational cash usage. The Company believes the non-GAAP financial measure provides useful and supplementary information allowing investors greater transparency to one measure used by management. The non-GAAP financial measure is meant to supplement, and to be viewed in conjunction with, GAAP financial measures. The non-GAAP financial measure is reconciled to the most comparable GAAP financial measure below.

NxStage Medical, Inc.

Condensed Consolidated Statements of Comprehensive Loss

(in thousands, except per share)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues	$56,951	$50,564
Cost of revenues	35,639	32,531

Gross profit	21,312	18,033

Operating expenses:
Selling and marketing	9,920	9,210
Research and development	3,897	3,717
Distribution	4,532	4,158
General and administrative	6,622	5,582

Total operating expenses	24,971	22,667

Loss from operations	(3,659)	(4,634)

Other expense:
Interest expense	(1,193)	(1,157)
Other expense, net	(52)	(26)

	(1,245)	(1,183)

Net loss before income taxes	(4,904)	(5,817)
Provision for income taxes	240	193

Net loss	$(5,144)	$(6,010)

Net loss per share, basic and diluted	$(0.09)	$(0.11)

Weighted-average shares outstanding, basic and diluted	55,773	53,423

Other comprehensive loss:
Foreign currency gain	$149	$224
Other gain	24	5

Comprehensive loss	$(4,971)	$(5,781)

NxStage Medical, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share data)

(unaudited)

	March 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$102,265	$102,909
Accounts receivable, net	17,626	15,808
Inventory	34,955	32,775
Prepaid expenses and other current assets	2,249	2,777

Total current assets	157,095	154,269
Property and equipment, net	20,933	17,599
Field equipment, net	11,562	12,182
Deferred cost of revenues	39,723	41,132
Intangible assets, net	21,916	22,615
Goodwill	42,698	42,698
Other assets	1,873	1,213

Total assets	$295,800	$291,708

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,717	$15,634
Accrued expenses	16,331	15,165

Total current liabilities	32,048	30,799
Deferred revenues	55,766	57,014
Long-term debt	43,950	43,235
Other long-term liabilities	12,126	9,474

Total liabilities	143,890	140,522
Commitments and contingencies
Stockholders’ equity:
Undesignated preferred stock: par value $0.001, 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2012 and December 31, 2011	—	—
Common stock: par value $0.001, 100,000,000 shares authorized; 56,640,378 and 56,167,090 shares issued as of March 31, 2012 and December 31, 2011, respectively	56	56
Additional paid-in capital	495,408	489,542
Accumulated deficit	(334,972)	(329,828)
Accumulated other comprehensive income (loss)	105	(68)
Treasury stock, at cost: 490,481 and 480,923 shares as of March 31, 2012 and December 31, 2011, respectively	(8,687)	(8,516)

Total stockholders’ equity	151,910	151,186

Total liabilities and stockholders’ equity	$295,800	$291,708

NxStage Medical, Inc.

Cash Flows from Operating Activities

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(5,144)	$(6,010)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,720	5,690
Stock-based compensation	3,199	3,414
Other	794	874
Changes in operating assets and liabilities:
Accounts receivable	(1,779)	(667)
Inventory	(4,738)	(6,671)
Prepaid expenses and other assets	(96)	(324)
Accounts payable	(32)	3,985
Accrued expenses and other liabilities	1,916	(3,887)
Deferred revenues	(1,248)	602

Net cash used in operating activities	(1,408)	(2,994)

NxStage Medical, Inc.

Revenues by Segment

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2012	2011
System One segment
Home	$29,553	$26,045
Critical Care	9,787	7,438

Total System One segment	39,340	33,483
In-Center segment	17,611	17,081

Total	$56,951	$50,564

NxStage Medical, Inc.

Non-GAAP Financial Measures

(in millions)

(unaudited)

	Three Months Ended March 31,
	2012	2011
Net loss	$(5.1)	$(6.0)
Less: Depreciation, amortization, interest, and taxes	7.2	7.1
Less: Adjusting items*	(0.3)	—

Adjusted EBITDA	$1.8	$1.1

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses

NxStage Medical, Inc.

Non-GAAP Financial Guidance

(in millions)

(unaudited)

	Three Months Ended June 30, 2012
	High Estimate	Low Estimate
Net loss	$(5.0)	$(6.0)
Less: Depreciation, amortization, interest, and taxes	7.8	7.8
Less: Adjusting items*	(0.8)	(0.8)

Adjusted EBITDA	$2.0	$1.0

*	Adjusting items include stock-based compensation, deferred revenue recognized, manufacturing transition costs and other non-cash expenses